National Technical Systems, Inc., Acquires United States Test Laboratory
Thursday December 6, 7:30 am ET

CALABASAS, Calif.--(BUSINESS WIRE)--National Technical Systems Inc. (NASDAQ: NTSC - News) (NTS), a leading provider of engineering services, announced today the acquisition of United States Test Laboratory, LLC (USTL) located in Wichita, Kansas, a leading provider of testing soft body armor, helmets, firearm safety devices, handgun testing, stab resistance and hard body armor testing.

The purchase price paid by NTS for USTL at closing was $12.5 million in cash. The selling members of USTL may earn up to an additional $1.8 million in cash if by the second anniversary of the date of closing of the acquisition the company achieves a certain level of revenue.

William McGinnis, President and CEO of NTS, stated, “The USTL business is very profitable, highly specialized and designed for and dedicated to meeting the specialty requirements of mechanical testing of personnel protection equipment. This acquisition aligns with our growth strategy to provide a wider breadth of services to government, military and law enforcement agencies. Our plan is to expand facilities at USTL to meet the growing demand for personnel protection equipment and align the USTL expertise and certifications with our Camden facility expertise and facilities and develop an overall additional capability to test vehicle protection equipment. We believe the strategy of a combined offering of testing personnel protection equipment and testing vehicle armor protection uniquely positions NTS as a specialized armor service company and creates added potential for continued revenue and margin growth.”

Founded in 1998, USTL is certified through the U.S. Department of Justice under the National Institute of Justice (NIJ) standard 0101.04 “Ballistic Resistance of Personal Body Armor.” The laboratory is also approved by the US Army and several other state and local police authorities.

USTL is a leading competitor in the Soft Body Armor testing market and provides testing for companies such as BAE, Lockheed Martin and the US Army. The company also has in place multiyear contracts with the NYPD and the United States Army. The company supports the testing of a very critical life saving product. The Body Armor market has become an increasingly demanding environment with the development of new technologies and users requiring more capabilities such as fire protection. The high demand for products in recent years due to the global War on Terrorism has resulted in a significant increase in testing and development requirements.

“The USTL team is thrilled to be joining the NTS family,” comments Richard Mouser, President of USTL, “This move opens new doors for both our employees and our clients, giving us the ability to grow faster and in new directions.”

About National Technical Systems, Inc.

National Technical Systems, Inc. is a leading provider of engineering services to the defense, aerospace, telecommunications, automotive and high technology markets. Through a worldwide network of resources, NTS provides full product life-cycle support, offering world-class engineering, compliance, testing, certification, quality registration and program management. For additional information about NTS, visit our website at www.ntscorp.com or call 800-270-2516.

The statements in this press release that relate to future plans, events or performance, are forward-looking statements that involve risks and uncertainties, including risks associated with uncertainties pertaining to customer orders, demand for services and products, development of markets for the companies’ services and products and other risks identified in the companies’ SEC filings. Actual results, events and performance may differ materially including the future profitability of USTL. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The companies undertake no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding National Technical Systems’ business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.